UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 5, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Trilliant Exploration Corporation (the “Company”, also the “Registrant”) previously filed a Current Report on Form 8-K reporting the execution on September 8, 2009 of an agreement with Wellgate International Limited (“Wellgate”), whereby the Registrant was to purchase up to 100% of the outstanding capital stock of Bozel S.A., subject to completion of due diligence by the parties (the “Agreement”).

On September 24, 2009, the Eastern Caribbean Supreme Court in the Virgin Islands, acting in the case of Crastvell Trading Limited v. Wellgate International Limited issued an order temporarily enjoining Wellgate from transferring Wellgate’s shares of Bozel, S.A. to the Registrant (the “Court Order”).

On December 5, 2009, the Registrant withdrew from negotiations with Wellgate and terminated the Agreement.  The Registrant’s termination of the Agreement was due entirely to the inability of Wellgate to perform its obligations under the Agreement pursuant to the Court Order.  Neither Registrant nor Wellgate shall incur any penalties with regard to termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trilliant Exploration Corporation

Date: December 10, 2009	By:	/s/ William R. Lieberman /s/
	Name:	William R. Lieberman
	Title:	President